Exhibit 10.8

As amended, as of January 20, 2021

RALLYBIO HOLDINGS, LLC

2018 SHARE PLAN

I. GENERAL

1.1. Purpose.

The purpose of this equity incentive plan (the “Plan”) is to secure for Rallybio Holdings, LLC, a Delaware limited liability company (the “Company”), and its members the benefits arising from equity ownership by employees, officers and managers of, and consultants or advisors to, the Company and any affiliate of the Company who are in a Business Relationship with the Company and are expected to contribute to the Company’s future growth and success. The Plan permits grants of options to purchase Common Shares and awards of Common Shares.

Capitalized but otherwise undefined terms herein shall have the meanings ascribed to them in Section 6.16 hereof.

1.2. Plan Administration: General.

(a) Administration. The Plan shall be administered by the Board of Managers of the Company (the “Board of Managers”), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Managers may in its discretion grant Common Shares and options to purchase Common Shares and issue Common Shares upon exercise of such options as provided in the Plan. The Board of Managers shall have authority, subject to the express provisions of the Plan, to construe the respective option and share agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option and share agreements and to make all other determinations in the judgment of the Board of Managers necessary or desirable for the administration of the Plan. The Board of Managers may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option or share agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No manager or person acting pursuant to authority delegated by the Board of Managers shall be liable for any action or determination under the Plan made in good faith. The Board of Managers may, to the full extent permitted by or consistent with applicable laws or regulations (including, without limitation, applicable state law) delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Managers, and if the Committee is so appointed, all references to the Board of Managers in the Plan shall mean and relate to such Committee with respect to the powers so delegated. In the event that the Company has a Manager rather than a Board of Managers, all references to the Board of Managers in the Plan shall mean and relate to such Manager.

(b) Option or Common Share Awards to Managers. Any Manager (as defined in the Operating Agreement) to whom an option or award of Common Shares is granted shall be ineligible to vote upon his or her option or Common Share grant, but such option or Common Share grant may be awarded to any such Manager by a vote of the remainder of the Managers, except as limited below.

1.3. Eligibility.

Options and Common Shares may be granted to persons who are, at the time of grant in a Business Relationship with the Company. A person who has been granted an option or Common Shares may, if otherwise eligible, be granted additional options or Common Shares if the Board of Managers shall so determine. For purposes of the Plan, the Business Relationship is considered as continuing during a period in which a recipient of a grant is on military or sick leave or other bona fide leave of absence, as long as the leave does not exceed 90 days, and a leave that lasts longer than 90 days shall not be considered an interruption of the Business Relationship if such recipient’s right to return to the Business Relationship is guaranteed by contract or statute.

1.4. Common Shares Subject to Plan.

The Common Shares or the Common Shares subject to options granted under the Plan shall be authorized but unissued or reacquired Common Shares. Subject to adjustment as provided in Section 6.2, the maximum number of Common Shares which may be issued and sold under the Plan is Twenty-Two Million Nine Hundred Seventy-Two Thousand Three Hundred Sixty (22,972,360). If any Common Shares granted under the Plan are reacquired by the Company or forfeited or if an option granted under the Plan shall expire, terminate or is canceled for any reason without having been exercised in full, such reacquired or forfeited Common Shares or unpurchased Common Shares subject to such option shall again be available for subsequent option or Common Share grants under the Plan.

1.5. Option and Share agreements.

(a) Agreements. As a condition to the grant of Common Shares or an option under the Plan, each recipient of Common Shares or an option shall execute a share or an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Managers. Such share or option agreements may differ among recipients.

(b) Additional Provisions. The Board of Managers may, in its discretion, include additional provisions in option or share agreements covering options or Common Shares granted under the Plan, including without limitation, restrictions on transfer, repurchase rights, rights of first refusal, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options or such other provisions as shall be determined by the Board of Managers; provided, that such additional provisions shall not be inconsistent with any other term or condition of the Plan or the Operating Agreement.

II. OPTIONS

2.1. Exercise Price; Payment.

(a) Exercise Price. The exercise price per Common Share deliverable upon the exercise of an option (each, an “Option Common Share”) shall be determined by the Board of Managers at the time of grant of such option; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of such Common Share at the time of grant of such option.

(b) Payment of Exercise Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of Common Shares having a Fair Market Value on the date of exercise equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Managers) which the Board of Managers determines are consistent with the purpose of the Plan and with applicable laws and regulations or (iii) by any combination of such methods of payment.

(c) Cashless Exercise. Notwithstanding the provisions of Section 2.2(b) to the contrary, if approved by the Board of Managers and if the Fair Market Value of one Common Share for which an option is being exercised is greater than the exercise price on the date of exercise, in lieu of paying the exercise price in cash, an optionee may elect upon exercise to receive that number of Common Shares equal to the value (as determined below) of the Common Shares for which the option is being exercised minus the exercise price by delivering notice of such election to the Company, in which event the Company shall issue to the optionee a number of such Common Shares computed using the following formula:

X = Y(A-B)
A

Where X = the number of Common Shares to be issued to the optionee
Y = the number of Common Shares to be exercised
A = the Fair Market Value of one Common Share (at the date of exercise) B = exercise price (as adjusted to the date of such calculation).

2.2. Exercise of Options.

(a) Timing: Acceleration: Extension. Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the option agreement evidencing such option, subject to the provisions of the Plan. Subject to the requirements in the immediately preceding sentence, if an option is not at the time of grant immediately exercisable, the Board of Managers may (i) in the option agreement, provide for the acceleration of the exercise date or dates of the subject option upon the occurrence of specified events, (ii) at any time prior to the complete termination of an option, accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised and/or (iii) extend the date or dates on which all or any particular option or options granted under the Plan may be exercised.

(b) Fractional Common Shares. The Company shall not be required to deliver any fractional Common Shares, but shall pay, in lieu thereof, the Fair Market Value (determined as of the date of exercise) of such fractional Common Share to the optionee or the optionee’s beneficiary or estate, as the case may be.

(c) Expiration of Options. Subject to earlier termination as provided in the Plan, each option and all rights thereunder shall expire on such date as determined by the Board of Managers and set forth in the applicable option agreement; provided that such date shall not be later than ten years after the date on which the option is granted.

(d) Operating Agreement. If the optionee is not already a party thereto, the optionee shall deliver an executed counterpart of the Operating Agreement or a joinder agreement making the optionee a party to the Operating Agreement (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of the Plan). A copy of the Operating Agreement as in effect on the date hereof has been supplied to the optionee, and the optionee hereby acknowledges receipt thereof. The optionee understands and acknowledges that optionee will be required to sign the Operating Agreement or a joinder agreement making the optionee a party to the Operating Agreement as a condition to the exercise of an option. The rights of the Company and obligations of the optionee contained herein or in any option agreement issuing options under the Plan shall be in addition to, and not exclusive of, any rights of the Company or obligations of the optionee contained in the Operating Agreement.

2.3. Nontransferability of Options.

Unless otherwise permitted by the Board of Managers, no option granted under the Plan may be Transferred by the optionee except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA, or the rules thereunder. An option may be exercised during the lifetime of the optionee only by the optionee or in the event the optionee is incapacitated, by such person with power of attorney for the optionee. If any optionee should attempt to Transfer the optionee’s options, other than in accordance with the applicable terms of the Plan or the applicable option agreement, the optionee’s interest in such options shall terminate.

2.4. Effect of Termination of Business Relationship, Death or Disability.

(a) Termination of Business Relationship; Death or Disability. Subject to the provisions of the Plan, an optionee may exercise an option (but only to the extent such option was exercisable at the time of termination of the optionee’s Business Relationship with the Company) at any time within three months (unless otherwise specified in the applicable option agreement) following the termination of the optionee’s Business Relationship with the Company or within one year (or within such lesser period as may be specified in the applicable option agreement) if such termination was due to the death or disability of the optionee, but in no event later than the expiration date of the option.

(b) Termination for Cause or Upon Breach. If the termination of the optionee’s Business Relationship is for cause or is otherwise attributable to a breach by the optionee of an agreement between the Company and the optionee, including without limitation an employment, confidentiality, noncompetition, non-disclosure or other material agreement (a “Company Agreement”), all outstanding options shall expire immediately upon such termination. The Board of Managers shall have the power to determine what constitutes a termination for cause or a breach of a Company Agreement, whether an optionee has been terminated for cause or has breached such an agreement and the date upon which such termination for cause or breach occurs. Any such determinations shall be final and conclusive and binding upon the optionee. In addition to the foregoing, all outstanding options shall expire immediately, if, at any time following termination of the Business Relationship, the optionee breaches any Company Agreement that survives termination of the Business Relationship.

2.5. Suspension of Option.

The Company may suspend for a reasonable period or periods the time during which any option granted pursuant to the Plan may be exercised if, in the opinion of the Company, such suspension is required to enable the Company to remain in compliance with regulatory requirements relating to the issuance of Common Shares.

2.6. Cancellation and New Grant of Options, Etc.

The Board of Managers shall have the authority to, at any time and from time to time, with the consent of a majority of the affected optionees: (a) cancel any or all outstanding options under the Plan and the grant in substitution therefor new options under the Plan covering the same or different numbers of Common Shares and having the same or different exercise price; or (b) amend the terms of any and all outstanding options under the Plan to provide for a different exercise price.

2.7. Rights as a Member.

An optionee shall have no rights as a member with respect to any Option Common Shares (including, without limitation, any rights to receive distributions with respect to such Common Shares) until the date of issue of Common Shares to the optionee for such Option Common Shares. No adjustment shall be made for distributions or other rights for which the record date is prior to the date such option is so exercised.

III. COMMON SHARE AWARDS

3.1. General.

The Board of Managers may from time to time in its discretion award Common Shares to individuals or entities in a Business Relationship with the Company (a “Recipient”) and may determine the number of Common Shares awarded and the terms and conditions thereof including the amount of payment, if any, to be made by a Recipient for such Common Shares. Any Common Shares awarded under the Plan shall be subject to the terms and conditions of the Operating Agreement. If the Recipient is not already a party thereto, the Recipient shall deliver an executed counterpart of the Operating Agreement or a joinder agreement making the Recipient a party to the Operating Agreement (which is incorporated by reference herein and which in all cases shall control in the event of any conflict with the terms, definitions and provisions of the Plan). A copy of the Operating Agreement as in effect on the date hereof has been supplied to the Recipient, and the Recipient hereby acknowledges receipt thereof. The Recipient understands and acknowledges that Recipient will be required to sign the Operating Agreement or a joinder agreement making the Recipient a party to the Operating Agreement as a condition to the receipt of Common Shares. The rights of the Company and obligations of the Recipient contained herein or in any restricted share agreement granting Common Shares pursuant to the Plan shall be in addition to, and not exclusive of, any rights of the Company or obligations of the Recipient contained in the Operating Agreement.

3.2. Restricted Period: Lapse of Restrictions.

At the time an award of Common Shares is made that is subject to vesting (“Unvested Common Shares”), the Board of Managers shall establish a period of time during which such award shall vest (the “Restricted Period”). Each award of Unvested Common Shares may have a different Restricted Period. In lieu of establishing a Restricted Period, the Board of Managers may establish restrictions based only on the achievement of specified performance measures. At the time an award is made, the Board of Managers may, in its discretion, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse of restrictions upon the occurrence of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the Unvested Common Shares. Such conditions may include, without limitation, the death or disability of the Recipient, retirement of the Recipient or termination by the Company of the Recipient’s Business Relationship other than for cause or the occurrence of a Change of Control (as defined in Section 6.3(a)). The Board of Managers may also, in its discretion, shorten or terminate the Restricted Period or waive any conditions for the lapse of restrictions with respect to all or any portion of the Unvested Common Shares at any time after the date the award is made.

3.3. Rights of Holder; Limitations Thereon.

The Recipient shall generally have the rights and privileges of a member as to Common Shares awarded to the Recipient under the Plan, including the right to vote such Common Shares, except that all of the Unvested Common Shares as to which restrictions have not at the time lapsed shall be forfeited and all rights of the Recipient (other than the right to receive the price paid, if any, by the Recipient for the Unvested Common Shares) to such Unvested Common Shares shall terminate without further obligation on the part of the Company unless the Recipient has maintained a Business Relationship with the Company until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board of Managers applicable to such Unvested Common Shares. A Recipient may not Transfer any or all of the Recipient’s Common Shares except to the extent permitted by the Plan and the Operating Agreement. Upon the forfeiture of any Unvested Common Shares, such forfeited Common Shares shall be transferred to the Company without further action by the Recipient. At the discretion of the Board of Managers, cash and other distributions with respect to the Unvested Common Shares may be either currently paid or withheld by the Company for the Recipient’s account and interest shall be paid on the amount of such distributions withheld at four (4) percent annually. The Recipient shall have the same rights and privileges, and be subject to the same restrictions, with respect to any Common Shares received pursuant to Section 6.2 hereof. The Company shall not be required to deliver any fractional Common Share but shall pay, in lieu thereof, the Fair Market Value (determined as of the date the conditions for the receipt of Common Share are satisfied) of such fractional Common Share to the Recipient or the Recipient’s beneficiary or estate, as the case may be.

IV. FAIR MARKET VALUE

“Fair-’Market Value” of a Common Share shall be determined in good faith by the Board of Managers by the application of a reasonable valuation method, including, but not limited to, any applicable safe harbor valuation method described in Treasury Regulation §1.409A- 1 (b) (5) (iv) (B).

V. COMPANY’S RIGHT OF FIRST REFUSAL

AND FORFEITURE OF COMMON SHARES

5.1. Company’s Right of First Refusal.

(a) Required Notice. If a holder of Common Shares granted, purchased or awarded under the Plan proposes to Transfer any such Common Shares, the holder shall promptly give written notice (the “Notice”) to the Company at least 45 days prior to the contemplated closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of Common Shares to be Transferred, the nature of such Transfer, the consideration to be paid and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 5.1 (d), the Notice shall state under which clause of such Section the holder proposes to make such Transfer.

(b) Exercise Period. For a period of ten days following receipt of any Notice described in Section 5.1 (a), the Company shall have the right to purchase all or a portion of the Common Shares subject to such Notice on the same terms and conditions as set forth therein (the “Right of First Refusal”). The Right of First Refusal shall be exercised by written notice signed by an officer of the Company and delivered to the holder within such ten day period. The Company shall effect the purchase of the Common Shares, including payment of the purchase price, by the later of (i) the date specified in the Notice as the intended date of the Transfer or (ii) 30 days after receipt of the Notice, and at such time the holder shall endorse and deliver to the Company the share certificates representing the Common Shares being purchased by the Company, each certificate to be properly endorsed for transfer and accompanied by duly executed stock powers. The Common Shares so purchased shall thereupon be cancelled and cease to be issued and outstanding. The Right of First Refusal shall terminate with respect to any Transfer for which it has not been timely exercised pursuant to this Section 5.1 (b).

(c) Attachment of Right; Cessation of Rights. The Right of First Refusal shall attach to the Common Shares granted, purchased or awarded under the Plan and all Transfers of such Common Shares shall be subject to the Right of First Refusal. The holder of Common Shares subject to the Right of First Refusal shall cease to have any rights with respect to such Common Shares immediately upon receipt of the purchase price pursuant to the exercise by the Company of its Right of First Refusal.

(d) Exceptions. Notwithstanding the foregoing, the provisions of this Section 5.1 shall not apply to any Transfer (i) that is made for bona fide estate or tax planning purposes, either during the lifetime of a holder or on death by will or intestacy to his or her spouse, child (natural or adopted) or any other direct lineal descendant of such holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other person approved by the Board of Managers of the Company, or any custodian or trustee of any trust, corporation, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such holder or any such family members; provided that the holder (or such holder’s representative in the case of death) shall deliver prior written notice to the Company of such Transfer and such Common Shares shall at all times remain subject to the terms and restrictions set forth in the Plan and such transferee shall, as a condition to such issuance, agree to be bound by all the terms and conditions of the Plan (but only with respect to such Common Shares) and, provided further, that such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer, (ii) to any person occurring as a matter of law upon the death or declaration of incompetence of a holder so long as the Transferee agrees in writing to be bound by the Plan, (iii) to the Company or (iv) by merger or share exchange or an exchange of existing shares for other shares of the same or a different class or series in the Company.

5.2. Forfeiture of Common Shares.

(a) Forfeiture. All unrestricted Common Shares granted, purchased or awarded under the Plan shall be subject to forfeiture at the option of the Company in the event the holder’s Business Relationship with the Company is terminated for cause or due to a breach by the holder of any Company Agreement. The Company shall have 60 days after the date of such termination to exercise such option with respect to any or all of such Common Shares. All Unvested Common Shares granted, purchased or awarded under the Plan shall be forfeited in the event the Recipient’s Business Relationship with the Company is terminated by the Company or the Recipient fails to satisfy any other conditions prescribed by the Board of Managers. The holder of Common Shares subject to forfeiture shall cease to have any rights with respect to such Common Shares immediately upon their forfeiture in accordance with this paragraph.

(b) Exercise; Transfer of Share Certificates. If the Business Relationship of an optionee or Recipient with the Company is terminated for cause or breach by the optionee or Recipient of a Company Agreement, the Company or its assignee shall have 60 days after the date of such termination to effect the forfeiture with respect to any or all of such optionee’s or Recipient’s Common Shares by delivering notice to such optionee or Recipient. If the Company or its assignee effects a forfeiture, the optionee or Recipient shall endorse and deliver to the Company or its assignee, as the case may be, the share certificates, if any, representing the Common Shares being forfeited, each certificate to be properly endorsed for transfer and accompanied by duly executed stock powers, and the Company or its assignee, as the case may be, shall upon such delivery refund the optionee or Recipient the purchase price, if any, such optionee or Recipient originally paid for such Common Shares. Thereupon, the Company shall cancel on its books the certificate(s) representing such Common Shares. The Company’s right to so effect a forfeiture shall terminate with respect to any Common Shares for which it has not been timely exercised pursuant to this Section 5.2(b).

(c) Cessation of Rights. The holder of Common Shares subject to forfeiture shall cease to have any rights with respect to such Common Shares immediately upon their forfeiture in accordance with this Section 5.2.

5.3. Company’s Right to Repurchase.

(a) Repurchase Right. All unrestricted Common Shares granted, purchased or awarded under the Plan shall be subject to a right (but not an obligation) of repurchase by the Company or its assignee in the event the Recipient’s or optionee’s Business Relationship with the Company is terminated for any reason other than cause or breach by the holder of a Company Agreement (the “Repurchase Right”).

(b) Exercise Period. If the Business Relationship of an optionee or Recipient with the Company is terminated for any reason other than cause or breach by the optionee or Recipient of a Company Agreement, the Company or its assignee shall have 60 days after the date of such termination to exercise its Repurchase Right with respect to any or all of such optionee’s or Recipient’s Common Shares at Fair Market Value. If the Company or its assignee exercises its Repurchase Right, the optionee or Recipient shall endorse and deliver to the Company or its assignee, as the case may be, the share certificates, if any, representing the Common Shares being repurchased, each certificate to be properly endorsed for transfer and accompanied by duly executed stock powers, and the Company or its assignee, as the case may be, shall upon such delivery pay the optionee or Recipient the Fair Market Value purchase price. Thereupon, the Company shall cancel on its books the certificate (s) representing such Common Shares. The Repurchase Right shall terminate with respect to any Common Shares for which it has not been timely exercised pursuant to this Section 5.3(b).

(c) Attachment of Right; Termination. The Repurchase Right shall attach to the Common Shares granted, purchased or awarded under the Plan and all Transfers of such Common Shares shall be subject to the Repurchase Right. The holder of Common Shares subject to the Repurchase Right shall cease to have any rights with respect to such Common Shares immediately upon receipt of the Fair Market Value purchase price pursuant to the exercise by the Company or its assignee of its Repurchase Right. The Repurchase Right referred to in this Section 5.3 shall terminate upon the consummation of a firm commitment underwritten public offering of the Common Shares of the Company registered under the Securities Act of 1933, as amended (the “Securities Act”).

VI. MISCELLANEOUS

6.1. General Restrictions.

(a) Investment Representations. The Company may require a Recipient or an optionee, as a condition of receiving Common Shares or exercising an option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Shares awarded or subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same and to such other effects as the Company deems necessary or appropriate in order to comply with applicable federal and state securities laws.

(b) Transfers. A holder of Common Shares shall not make any Transfer, or enter into, consent to or vote in favor of any transaction that would result in any Transfer unless all the provisions of the Plan and the Operating Agreement that are applicable to such Transfer have been complied with.

(c) Failure to meet Obligation to Sell. If a holder of Common Shares becomes obligated to sell any Common Shares to the Company under the Plan and fails to deliver such Common Shares in accordance with the terms of the Plan, the Company may, at its option, in addition to all other remedies it may have, send to the holder the applicable purchase price for such Common Shares as is herein specified. Thereupon, the Company, upon written notice to the holder, shall reflect the sale of such Common Shares to the Company or its assignee on its books and all of the holder’s rights in and to such Common Shares shall terminate.

(d) Compliance with Securities Law. Each grant of Common Shares and each exercise of an option or the issue or purchase of Common Shares under an option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the registration or qualification of the Common Shares subject to such grant or option under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with the issuance or purchase of Common Shares thereunder, such Common Shares shall not be granted and such option shall not be exercised, in whole or in part, unless such registration, qualification, consent or approval or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Managers. Nothing herein shall be deemed to require the Company to apply for or to obtain such registration or qualification or to satisfy such condition.

6.2. Adjustment Provisions for Recapitalization, Reorganizations and Related Transactions.

(a) Recapitalization and Related Transactions. If, through or as a result of any recapitalization, reclassification, distribution, Common Share split, reverse Common Share split, liquidation, exchange of Common Shares, spin-off, combination, consolidation or other similar transaction, (i) the outstanding Common Shares are increased, decreased or exchanged for a different number or kind of Common Shares or other securities of the Company or (ii) additional Common Shares or new or different Common Shares or other non-cash assets are distributed with respect to such Common Shares or other securities, an appropriate and proportionate adjustment shall be made in (x) the maximum number and kind of Common Shares reserved for issuance under the Plan, (y) the number and kind of Unvested Common Shares granted and Common Shares or other securities subject to any then outstanding options under the Plan and (z) the exercise price for each Option Common Share, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 6.2 if such adjustment would be considered as the adoption of a new plan requiring member approval.

(b) Reorganization, Merger and Related Transactions. If the Company shall be the surviving company in any reorganization, merger or consolidation of the Company with one or more other entities, any then outstanding options or Unvested Common Shares shall pertain to and apply to the securities, cash and any other assets to which a holder of the number of Common Shares subject to such options or Unvested Common Shares would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the purchase price as to which such options may be exercised so that the aggregate purchase price as to which such options may be exercised shall be the same as the aggregate purchase price as to which such options may be exercised for the Option Common Shares immediately prior to such reorganization, merger or consolidation.

(c) Board Authority to Make Adjustments. Any adjustments made under this Section 6.2 shall be made by the Board of Managers, whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. No fractional Common Shares shall be issued under the Plan on account of any such adjustments.

6.3. Change of Control; Acceleration.

(a) Definition. “Change of Control” shall mean (i) a “Change of Control” as defined in the Operating Agreement; or (ii) a “Deemed Liquidation Event” as defined in the Operating Agreement.

(b) Acceleration of options; Notice. Upon the occurrence of a Change of Control, the Board of Managers may, in its discretion and upon the satisfaction of any such conditions as the Board of Managers may provide, provide that a portion or all options granted by the Company shall accelerate and that a portion or all of the then currently unvested options shall become vested and exercisable immediately prior to the consummation of the Change of Control. To the extent any option that has been accelerated as described in this Section 6.3(b) is not exercised immediately prior to consummation of a Change of Control, the unexercised portion of such option shall terminate in its entirety automatically upon such consummation. Unless the Board of Managers elects to pay optionees the consideration for their options contemplated by Section 6.3(c) or such options are to be assumed or substituted pursuant to Section 6.3(e), the Company shall, no later than five days prior to the date of such consummation, notify optionees who hold options that will be exercisable immediately prior to the consummation of the Change of Control that the unexercised portion of such options will terminate in their entirety automatically upon such consummation.

(c) Consideration and Option Common Shares. Upon the occurrence of a Change of Control, after giving effect to the acceleration provisions of Section 6.3(b), the Board of Managers may, in its sole discretion, pay to the optionees for each vested Option Common Share for which such option is then exercisable (i) the consideration that would have been payable for such Option Common Share pursuant to the Change of Control had such Option Common Share been issued immediately prior to the Change of Control, less (ii) the exercise price for such Option Common Share; provided, however, that if such consideration does not consist entirely of cash, the Board of Managers may reduce the value of such exercise price from such consideration in any manner that the Board of Managers shall determine in good faith. The Board of Managers may, in its sole discretion, provide that the payment of such consideration for each Option Common Share subject to any unvested option being accelerated in accordance with Section 6.3(b) shall be deferred (each, a “Deferred Option Payment”) and paid on a date after the consummation of the Change of Control as specified by the Board of Managers (the “Deferred Option Payment Date”), whether or not the optionee remains an employee of the Company on such date. The Board of Managers may, in its sole discretion, authorize payment of any Deferred Option Payment prior to the Deferred Option Payment Date to any optionee who elects to execute a general release in a form provided by the Company prior to the date determined by the Board of Managers in its sole discretion, in which case the Deferred Option Payment shall be payable promptly after the expiration of any period during which such general release may be revoked.

(d) Acceleration of Unvested Common Shares. Upon the occurrence of a Change of Control, the Board of Managers may, in its discretion and upon the satisfaction of any such conditions as the Board of Managers may provide, provide that the restrictions on a portion or all of the then currently Unvested Common Shares shall lapse and shall become unrestricted Common Shares immediately prior to the consummation of the Change of Control.

(e) Assumption or Substitution of Awards. In the event of a Change of Control, any portion of an option that is not accelerated as to vesting or any portion of an Unvested Common Share award as to which restrictions are not deemed lapsed shall be assumed or an equivalent option or right shall be substituted by the successor entity or a parent or an affiliate of such successor entity (such entity, the “Successor Company”), unless the Successor Company does not agree to such assumption or substitution. Any such assumption or substitution of an option shall not result in any increase in the aggregate spread between the Fair Market Value of the Common Shares underlying such option and the exercise price applicable to such option. Any option (or portion thereof) described in this Section 6.3(e) that is neither exercised by the optionee nor assumed by a Successor Company shall terminate automatically upon the consummation of the Change of Control. Any Unvested Common Share award described in this Section 6.3(e) that is not assumed by the Successor Company shall be repurchased by the Company at the price paid by the Recipient upon the consummation of the Change of Control.

(f) Consideration Including Securities. If the consideration to be paid in exchange for the securities of the Company pursuant to a Change of Control includes any securities and due receipt thereof by any Recipient or optionee would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Recipient or optionee of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Recipient or optionee in lieu thereof, against surrender of such securities which would have otherwise been sold by such Recipient or optionee, an amount in cash equal to the fair value (as determined in good faith by the Board of Managers) of the securities which such Recipient or optionee would otherwise receive as of the date of their issuance in exchange for the securities held by such Recipient or optionee.

6.4. “Market Stand-Off’ Agreement

No Recipient or optionee shall, without the prior written consent of the managing underwriter (s), during the period commencing on the date of the final prospectus relating to the registration by the Company of any of its equity securities under the Securities Act on a registration statement on Form S-l or Form S-3, or any successor form thereto, and ending on the date specified by the Company and the managing underwriter(s) (such period not to exceed 180 days or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in Financial Industry Regulatory Authority (FINRA) rules or the rules of any exchange on which the Common Shares (or any securities the Common Shares have been converted to) are then trading, or any successor provisions or amendments thereto), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for any equity securities of the Company held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of equity or other securities, in cash or otherwise. The foregoing provisions of this Section 6.4 shall not apply to the sale of any equity securities of the Company to an underwriter pursuant to an underwriting agreement, or the transfer of any equity securities of the Company that is made for bona fide estate or tax planning purposes, either during the lifetime of a holder or on death by will or intestacy to his or her family members, or any other person approved by the Board of Managers, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such holder or any such family members; provided that the holder (or such holder’s representative in the case of death) shall deliver prior written notice to the Company of such transfer and such equity securities shall at all times remain subject to the terms and restrictions set forth in the Plan and such transferee shall, as a condition to such transfer, agree to be bound by all the terms and conditions of the Plan (but only with respect to such equity securities) and, provided further, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6.4 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Recipient and optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 6.4 or that are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such market stand-off period. Any attempted Transfer of such securities contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon such securities, shall be null and void and without effect.

6.5. Drag Along.

In the event that (x) the Board of Managers and (y) the Required Preferred Holders approve a Sale of the Company in writing, then each Recipient hereby agrees to be bound by Section 7.8 of the Operating Agreement.

6.6. No Requirement to Continue Business Relationship.

Nothing contained in the Plan or in any share or option agreement shall confer upon any Recipient or optionee any right with respect to the continuation of the Business Relationship of the Recipient or optionee with the Company or interfere in any way with the right of the Company at any time to terminate or alter the scope of such Business Relationship.

6.7. Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the grant of Common Shares or lapse of restrictions thereon, the exercise of an option or the sale of any Option Common

Shares received upon such exercise shall not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Managers.

6.8. Amendment of the Plan.

The Board of Managers may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the members of the Company is required, the Board of Managers may not effect such modification or amendment without such approval. Except as provided in the next sentence, no modification or amendment of the Plan shall, without the consent of the optionee or Recipient, as the case may be, adversely affect the rights of an optionee or Recipient under an option or grant of Common Shares previously made. If the Company is converted into a corporation, the Board of Managers may amend the Plan as the Board of Managers deems necessary in order to reflect the conversion of the Common Shares into stock of a corporation and in order to comply with, or avoid any loss of any benefit to the Company or any optionee or Recipient as a result of or obtain any benefit to the Company or any optionee or Recipient under, any law or regulation applicable to the Plan as then amended.

6.9. Withholding.

The Company or any of its affiliates, as applicable, shall have the right to deduct from payments of any kind otherwise due to the optionee or Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to any Common Shares issued as unrestricted Common Shares or upon exercise of options or lapse of restrictions on Unvested Common Shares under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its discretion, the optionee or Recipient may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold Common Shares otherwise issuable pursuant to the grant of unrestricted Common Shares or exercise of an option or lapse of restrictions on Unvested Common Shares or (ii) by delivering to the Company Common Shares already owned by the optionee or Recipient. The Common Shares so delivered or withheld shall have a Fair Market Value equal to such withholding obligation as of the date that the amount of tax to be withheld is determined. An optionee or Recipient who has made an election pursuant to this Section 6.9 may satisfy such withholding obligation only with Common Shares which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

6.10. Effective Date and Duration of the Plan.

(a) Effective Date. The Plan shall become effective when adopted by the Board of Managers. Amendments to the Plan not requiring member approval shall, unless otherwise provided by the Board of Managers, become effective when adopted by the Board of Managers. Amendments requiring member approval (as provided in Section 6.8) shall become effective when adopted by the Board of Managers and approved the Company’s members to the extent required by the Operating Agreement.

(b) Termination. Unless sooner terminated in accordance with the Plan, the Plan shall terminate upon the earlier of (i) any date determined by the Board of Managers at any time, (ii)

the date on which all Common Shares available for issuance under the Plan shall have been issued and are free of all restrictions hereunder or (iii) the dissolution or liquidation of the Company. If the date of termination is determined under (i) above, then options or Common Shares awarded hereunder outstanding on such date shall continue to have force and effect in accordance with the provisions of the option and share agreements.

6.11. Waiver of Jury Trial.

By accepting an option or an award of Common Shares under the Plan, each recipient of options or Common Shares under the Plan waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and option or share agreement, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an option or an award of Common Shares under the Plan, each recipient of options or Common Shares under the Plan certifies that no officer, representative or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

6.12. Limitation of Liability.

Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its affiliates, nor the Board of Managers, nor any person acting on behalf of the Company, any of its affiliates or the Board of Managers, shall be liable to any recipient of options or Common Shares under the Plan or to the estate or beneficiary of any recipient of options or Common Shares under the Plan by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an option or an award of Common Shares to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to an award; provided, that nothing in this Section 6.11 shall limit the ability of the Board of Managers or the Company, in its discretion, to provide by separate express written agreement with a recipient of options or Common Shares under the Plan for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

6.13. Governing Law.

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

6.14. Pronouns.

As used in the Plan, all pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

6.15. Legends.

(a) Securities Laws. All certificates representing Common Shares, and until such time as Common Shares are sold in an offering which is registered under the Securities Act and any applicable state securities law or unless an exemption from such registration is available and the

Company shall have received, at the expense of the holder thereof, evidence of such exemption reasonably satisfactory to the Company (which may include, among other things, an opinion of counsel satisfactory in form and content to the Company that such registration is not required in connection with a resale (or subsequent resale) of the Common Shares), all certificates issued in Transfer thereof or substitution therefor, shall, where applicable, have endorsed thereon the following (or substantially equivalent) legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN IS SUED IN RELIANCE ON AN EXEMPTION FROM REGISTRATION PROVIDED FROM REGULATIONS UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, EXCEPT (A) PURSUANT TO AND IN CONFORMITY WITH (I) AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR (II) ANY THEN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND (B) PURSUANT TO AND IN CONFORMITY WITH ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. OTHER THAN PURSUANT TO AND IN CONFORMITY WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, NO SUCH OFFER OR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE UNLESS, IF REQUESTED BY IT, RALLYBIO HOLDINGS, LLC HAS RECEIVED A WRITTEN LEGAL OPINION OF COUNSEL (SUCH COUNSEL AND OPINION REASONABLY ACCEPTABLE TO IT) TO THE EFFECT THAT SUCH OFFER OR SALE DOES NOT VIOLATE THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.”

(b) Restrictions. Until the Right of First Refusal has terminated in accordance with the Plan, all certificates representing the Common Shares shall have endorsed thereon the following (or substantially equivalent) legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN THE COMPANY’S 2018 SHARE PLAN, A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY OR SHALL BE MADE AVAILABLE UPON REQUEST.”

6.16. Definitions.

As used in the Plan, the following terms shall have the respective meanings set forth below or in the Section of the Plan set forth below:

(a) “Beneficial Ownership” shall have the meaning set forth in Section 409A.

(b) “Business Relationship” shall mean serving the Company or any of its affiliates in the capacity of an employee, officer, manager, director, advisor or consultant.

(c) “Change of Control” shall have the meaning set forth in Section 6.3(a) of the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Common Share” shall have the meaning set forth in the Operating Agreement.

(f) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

(g) “Fair Market Value” shall have the meaning set forth in Article IV of the Plan.

(h) “Operating Agreement” shall mean the Operating Agreement of the Company, dated as of April , 2018, as amended, modified or supplemented from time to time.

(i) “Person” shall have the meaning set forth in Section 409A.

(j) “Required Preferred Holders” shall have the meaning set forth in the Operating Agreement.

(k) “Sale of the Company” shall have the meaning set forth in the Operating Agreement.

(l) “Section 409A” shall mean section 409A of the Code and the regulations promulgated under that section.

(m) “Transfer” shall mean any sale, pledge, assignment, encumbrance, gift or other disposition or transfer by any person or entity of outstanding Common Shares or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification or tender or exchange offer (for all or part of the outstanding equity of the Company), whether or not the person or entity making such transfer votes for or against any transaction involving any such Transfer.

Adopted by the Board of Managers of the Company on the      day of             , 20    .

Adopted by the members of the Company on the      day of ____, 20__.